EXHIBIT 3.1

                       THE MERIDIAN RESOURCE CORPORATION

                              AMENDMENT NO. 1 TO
                          AMENDED AND RESTATED BYLAWS
                         ADOPTED EFFECTIVE MAY 5, 1999

      At a meeting of the Board of Directors of The Meridian Resource Corporation, a Texas corporation (the "Company"), held May 5, 1999, the Board of Directors of the Company approved the following amendment to the Company's Amended and Restated Bylaws (the "Bylaws") by adding the following sections to
Article II of the Bylaws:

      SECTION 13.  NOTICE OF BUSINESS.

      (a) No business shall be conducted at an annual meeting of stockholders unless such business is properly brought before the meeting in accordance with the procedures hereinafter set forth in this Section 13; PROVIDED, HOWEVEr, nothing in this Section 13 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with said procedures.

      (b) To be properly brought before the meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before the meeting by a stockholder who (A) is a stockholder of record on the date of the giving of the notice provided for below and on the record date for the determination of stockholders entitled to vote at such annual meeting and (B) gives timely notice of such business in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for date that is not within 30 days before or after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or public disclosure of the annual meeting date was made, whichever occurs first. A stockholder's notice to the Secretary of the corporation shall set forth (i) a brief description of the each matter desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the corporation that are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

      (c) Any adjournment or postponement of the original meeting whereby the meeting will reconvene within 30 days from the original date shall be deemed for purposes of notice to be a continuation of the original meeting and no business may be brought before any such reconvened meeting unless timely notice of such business was given to the Secretary of the corporation for the meeting as originally scheduled.
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      (d) If the Chairman of an annual meeting of stockholders determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

      (e) For purpose of this Section 13, the term "public disclosure" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

      (f) Notwithstanding anything contained in this Section 13 to the contrary, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 13. Nothing in this Section 13 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

      SECTION 14.  NOMINATION OF DIRECTORS.

      (a) Only persons who are nominated in accordance with the procedures set forth in this Section 14 shall be eligible for election as directors of the corporation.

      (b) Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders only (i) by or at the direction of the Board of Directors or (ii) by a stockholder who (A) is a stockholder of record on the date of the giving of the notice provided for below and on the record date for the determination of stockholders entitled to vote at such annual meeting and (B) gives timely notice in writing to the Secretary of the corporation of such nomination. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for date that is not within 30 days before or after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or public disclosure of the annual meeting date was made, whichever occurs first. A stockholder's notice to the Secretary of the corporation shall set forth (i) as to each person whom the stockholder proposes to nominate for election or re-election as director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, or any successor regulation thereto, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the corporation that are beneficially owned by the stockholder, (iv) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination or nominations are to be made by such stockholder and (v) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in the notice. Such notice must be accompanied

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by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

      (c) Any adjournment or postponement of the original meeting whereby the meeting will reconvene within 30 days from the original date shall be deemed for purposes of notice to be a continuation of the original meeting and no nominations by a stockholder of persons to be elected as directors of the corporation may be made at any such reconvened meeting unless timely notice of such nominations was given to the Secretary of the corporation for the meeting as originally scheduled.

      (d) If the Chairman of a meeting of stockholders determines that a nomination was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was not properly brought before the meeting and such nomination shall be disregarded.

      (e) For purpose of this Section 14, the term "public disclosure" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

      (f) Notwithstanding anything contained in this Section 14 to the contrary, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 14. Nothing in this Section 14 shall be deemed to affect any rights of the holders of any series of Preferred Stock to elect directors under specified circumstances.

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